ACTION BY WRITTEN CONSENT OF DIRECTORS

(Nevada Revised Statutes 78.315(2))

OF

SMART VENTURES, INC.

_______________________________________________________________________

The undersigned, being the sole director (the “Director”) of Smart Ventures, Inc., a Nevada Company, (the "Company"), pursuant to the Bylaws of the Company and the Nevada Revised Statutes, hereby consents in writing to the following actions of the Company as of August 17, 2012 a copy of which shall be filed with the minutes of the Company:

A.

The Company wishes to adopt and approve the actions (the “Actions”) set forth fully herein as it IT IS RESOLVED THAT:

Lance Larsen hhas resigned as President and Jamie Bond has assumed duties for the present.

2.

OMNIBUS RESOLUTION.

RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed in the name and on behalf of the Company, to take any and all actions reasonably necessary or appropriate to carry out the intent of the above resolutions, including the execution of documents, as they deem necessary or appropriate, and that any and all actions taken by the officers in connection therewith are hereby ratified, confirmed, and approved.

Certification

I hereby certify that the foregoing is a true and correct copy of a resolution duly passed by the written consent of the Directors of Smart Ventures, Inc. and that the said resolution is now in full force and effect.

/s/ Lance R. Larsen

Date: August 17, 2012

     Lance R. Larsen,

/s/ Jamie Bond

Date: August 17, 2012

     Jamie Bond, President, CEO and Director